UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2019

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2019, the Company appointed Kevin Brown, 43 years old, as Chief Financial Officer.  Scott Francis, who served as the Company’s CFO since 2008, has taken on the role of Chief Accounting Officer, a new position created at the Company, reporting to Mr. Brown. Since 2011, Mr. Brown has served as a Partner at 4M Investments ("4M"), a family office private investment firm. In this role he oversaw the performance and financial management of 4M's portfolio companies, including leading its telecom infrastructure efforts and evaluating tower, fiber, DAS and small cell opportunities. He has also served in several executive positions within 4M Investments' portfolio companies, including Global CFO, and ultimately the CEO, of Intercomp Global Services (2011-2014). Prior to 4M Investments, Mr. Brown worked at M7 Aerospace LP, serving in varying levels of seniority, including as its CFO and ultimately as its CEO. From 1998-2004, he worked in Strategy and Corporate Development at Crown Castle International, one of the largest telecom infrastructure businesses in the world.

Item 8.01 Other Events.

On March 6, 2019 the Company issued a press release announcing the appointment of Kevin Brown as Chief Financial Officer.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated March 6, 2019 issued by the Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
Date: March 6, 2019
By: /s/ Scott Francis
Scott Francis
Vice-President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 6, 2019 issued by the Company.